Exhibit 4.6

GDS HOLDINGS LIMITED

SIXTH AMENDED AND RESTATED VOTING AGREEMENT

This Sixth Amended and Restated Voting Agreement (this “Agreement”) is made and entered into as of the May 19, 2016, by and among GDS Holdings Limited, a company organized and existing under the laws of the Cayman Islands (the “Company”), each of the persons and entities listed on Exhibit A attached hereto (the “Series A Shareholders”), each of the persons and entities listed on Exhibit A-1 attached hereto (the “Series B Shareholders”), each of the persons and entities as listed on Exhibit A-2 attached hereto (the “Series A* Shareholders”), each of the persons and the entities listed on Exhibit A-3 attached hereto (the “Series B1 Shareholders”), each of the persons and the entities listed on Exhibit A-3 attached hereto (the “Series B2 Shareholders”), the entity listed on Exhibit A-3 attached hereto (the “Series B4 Shareholder”), and the entity listed on Exhibit A-3 attached hereto (the “Series B5 Shareholder”), and the entity listed on Exhibit A-4 attached hereto (the “Series C Shareholder”, together with the Existing Preferred Shareholders (as defined below), the “Preferred Shareholders”).

RECITALS

A.                   The Company and the Existing Preferred Shareholders entered into a Fifth Amended and Restated Voting Agreement on December 18, 2014 (the “Original Agreement”)..

B.                   Brilliant Wise Holdings Limited (“Brilliant Wise”) has agreed to repurchase certain shares of Brilliant Wise held by its shareholders and in consideration, Brilliant Wise shall transfer all the shares held by Brilliant Wise in the Company to the shareholders of Brilliant Wise in accordance with the terms and conditions of a Share Swap Agreement entered into by and among the Company, Brilliant Wise Holdings Limited and the shareholders of Brilliant Wise Holdings Limited on May 19, 2016 (the “Share Swap Agreement”).

C.                   Best Million Group Limited has agreed to transfer certain number of shares held by Best Million Group Limited in the Company to Fortune Million International Corporation and Linmax Asia Limited (the “Share Transfer”).

D.                   The Company’s Seventh Amended and Restated Articles of Association (the “Amended Articles”) provides that (i) the holders of seventy-five percent (75%) of the Existing Preferred Shares (as defined below), voting together as a separate class on an as-converted basis, may appoint two (2) directors of the Company (the “Existing Preferred Share Director(s)”) in accordance with the provisions of the Amended Articles; (ii) the holder of Series C Preferred Shares issued pursuant to the Subscription and Purchase Agreement dated July 29,

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2014 (the “Series C Shares”, and collectively with the Existing Preferred Shares, the “Preferred Shares”), may appoint four (4) directors of the Company in accordance with the provisions of the Amended Articles.  Both (i) and (ii) aforesaid are subject to any adjustment in accordance with the Amended Articles.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                            Definitions.  As used herein, the following terms shall have the following meanings:

a.                  “Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (ii) in the case of a Preferred Shareholder, shall include (A) any Person who holds shares as a nominee for such Preferred Shareholder, (B) any shareholder of such Preferred Shareholder, (C) any Person which has a direct and indirect interest in such Preferred Shareholder (including, if applicable, any general partner or limited partner) or any fund manager thereof; (D) any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by such Preferred Shareholder or its fund manager, (E) the relatives of any individual referred to in (B) above, and (F) any trust controlled by or held for the benefit of such individuals (in each case, “control” (and correlative terms) shall mean, for the purpose of this definition only, the direct or indirect power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person; provided that the direct or indirect ownership of twenty-five percent (25%) or more of the voting power of a Person is deemed to constitute control of that Person).

b.                  “Alternate Director” shall have the meaning as defined in Section 7.

c.                   “Amended Articles” shall mean the Company’s Seventh Amended and Restated Articles of Association, as may be amended from time to time.

d.                  “as-converted basis” shall have the meaning as defined in the Amended Articles.

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e.                   “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

f.                    “Board Designee” shall mean any individual who is designated for election to the Board pursuant to Section 3 of this Agreement.

g.                   “Business Day” shall have the meaning as defined in the Amended Articles.

h.                  “Closing” shall mean completion of the Share Transfer and the transaction contemplated by the Share Swap Agreement.

i.                      “Deed of Adherence” shall mean the form of deed of adherence set out in Exhibit B hereto.

j.                     “Designator” shall mean any person, entity or group of persons or entities who, at the time in question, has the right to designate, nominate or appoint any Board Designee.

k.                  “Dispute” shall mean any dispute, controversy or claim arising out of or in connection with this Agreement (including any issue as to the existence, validity, interpretation, construction, performance, breach or termination of this Agreement).

l.                      “Existing Preferred Shareholders” shall mean all the holders of the then outstanding Existing Preferred Shares from time to time; and “Existing Preferred Shareholder” shall mean any of them.

m.              “Existing Preferred Shares” shall mean Series A Shares, Series A* Shares, Series B Shares, Series B1 Shares, Series B2 Shares, Series B4 Shares, and Series B5 Shares, issued and outstanding immediately following the Closing.

n.                  “HKIAC” shall mean the Hong Kong International Arbitration Centre.

o.                  “IPO” shall mean the Company’s first public offering of any of its securities to the general public pursuant to (i) a registration statement filed under the U.S. Securities Act of 1933, as amended, or (ii) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed.

p.                  “Information” shall have the meaning as defined in Section 7.

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q.                  “Members Agreement” shall mean the Sixth Amended and Restated Members Agreement, of even date herewith, by and among the GDS Companies, the Key Founders and the Preferred Shareholders (each as defined therein).

r.                     “Ordinary Shares” shall mean ordinary shares of the Company.

s.                    “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

t.                     “Preferred Shareholder Director” shall have the meaning as defined in Section 6.

u.                  “Preferred Shareholders” shall mean both the Existing Preferred Shareholders and the Series C Shareholder.

v.                  “Qualified IPO” shall mean a firm commitment underwritten IPO on an internationally recognized securities exchange (i) with gross cash proceeds to the Company of at least US$100 million, (ii) at an issue price per share being not less than twenty-five percent (25%) above US$1.036522, as adjusted for any Recapitalization from time to time, and (iii) resulting in a free float of not less than twenty percent (20%) of the Company’s share capital.

w.                “Recapitalization” shall mean any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the shares of the Company.

x.                  “Rules” shall mean the Hong Kong International Arbitration Centre Administered Arbitration Rules.

y.                  “Sale Transaction” shall have the meaning as defined in the Amended Articles.

z.                   “Series A Shares” shall mean the series A preferred shares of the Company.

aa.           “Series A* Shares” shall mean the series A* preferred shares of the Company.

bb.           “Series B Shares” shall mean the series B preferred shares of the Company.

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cc.             “Series B1 Shares” shall mean the series B1 preferred shares of the Company.

dd.           “Series B2 Shares” shall mean the series B2 preferred shares of the Company.

ee.             “Series B4 Shares” shall mean the series B4 preferred shares of the Company.

ff.               “Series B5 Shares” shall mean the series B5 preferred shares of the Company.

gg.             “Share Swap Agreement” shall have the meaning as defined in Recital B.

hh.           “Shares” shall mean Preferred Shares now owned or hereafter legally or beneficially acquired by a party hereto.

ii.                   “Share Transfer” shall have the meaning as defined in Recital C.

jj.                 “Subsidiary” and “Subsidiaries” shall have the meanings as defined in the Members Agreement.

kk.           “Tribunal” shall have the meaning as defined in Section 22.

2.                            Agreement to Vote.  Each of the Preferred Shareholders agrees to vote all Shares, and attend, in person or by proxy, all meetings of shareholders called for the purpose of electing directors, and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board, to the extent permitted by and pursuant to the Amended Articles.

3.                            Designation of Directors.  The designation of Directors shall be in accordance with the Members Agreement.

4.                            Size of the Board of Directors.  During the term of this Agreement, each Preferred Shareholder agrees to vote all Shares to maintain the authorized numbers of members of the Board so that the Board shall consist of nine (9) members unless otherwise agreed to in writing by the shareholders of the Company in accordance with the Amended Articles.

5.                            Removal and Filling of Vacancies.  From time to time during the term of this Agreement, each Designator may, in its sole discretion:

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a.                  elect to remove from the Board any incumbent Board Designee who occupies a Board seat for which such Designator then is entitled to designate a Board Designee under Section 3 above; and/or

b.                  designate a new Board Designee for election to a Board seat for which such Designator is then entitled to designate the Board Designee under Section 3 above (whether to replace a prior Board Designee or to fill a vacancy in such Board seat).

In the event of such removal and/or designation, each party hereto agrees to vote its Shares as necessary to cause the removal from the Board of any Board Designee so designated for removal by the appropriate Designator and the election to the Board of any new Board Designee so designated for election to the Board by such appropriate Designator.

6.                            Waiver. The Company acknowledges that each Preferred Shareholder will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (“Information”) regarding a wide variety of matters including (a) a Preferred Shareholder’s technologies, plans and services, and plans and strategies relating thereto, (b) current and future investments a Preferred Shareholder has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Company or any of its Subsidiaries, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Company or any of its Subsidiaries.  The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries.  Such Information may or may not be known by the directors of the Company nominated by any Preferred Shareholder (each, a “Preferred Shareholder Director”) pursuant to the terms of this Agreement, the Members Agreement or the Amended Articles.  The Company, as a material part of the consideration for this Agreement, agrees that a Preferred Shareholder Director shall not have any duty to disclose any Information to the Company or any of its Subsidiaries, or permit the Company or any of its Subsidiaries to participate in any projects or investments based on any Information, or otherwise to take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit any Preferred Shareholder’s ability to pursue opportunities based on such Information or that would require any Preferred Shareholder, any representative, any Preferred Shareholder Director to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of

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its Subsidiaries.  The Company also acknowledges that each Preferred Shareholder Director will likely have, from time to time, information that may be of interest to its appointing Preferred Shareholder. The Company, as a material part of the consideration for this Agreement, agrees that such Preferred Shareholder Director may disclose any such information to its Preferred Shareholder, provided that the disclosure of such information does not in any manner fetter the fiduciary duties that the relevant Preferred Shareholder Director owes towards the Company and to the extent permitted by law.

7.                            Indemnification.  Notwithstanding anything to the contrary in this Agreement or in the Amended Articles, the Company and its Subsidiaries shall, jointly and severally, indemnify and hold harmless each Preferred Shareholder Director, a Preferred Shareholder Director’s alternate (an “Alternate Director”) to the fullest extent permissible by law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Preferred Shareholder Director or Alternate Director as a result of any act, matter or thing done or omitted to be done by him in good faith in the course of acting as a Preferred Shareholder Director or an Alternate Director, as applicable, of the Company or its Subsidiaries, by delivering to such Preferred Shareholder Director or Alternate Director, at the time of its appointment as a Preferred Shareholder Director or an Alternate Director an indemnification agreement duly executed by the Company. For the avoidance of doubt, indemnification provided in favor of such Preferred Shareholder Director and Alternate Director under this Section 7 shall not apply to any liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses arising from fraud on the part of the foregoing Preferred Shareholder Director or Alternate Director.

8.                            Director Expenses.  The Company shall reimburse the Preferred Shareholder Directors and the Alternate Directors for all reasonable out-of-pocket expenses incurred in connection with Board duties and meetings, up to US$25,000 per calendar year per Preferred Shareholder Director or Alternate Director. The Preferred Shareholder Directors and the Alternate Directors shall be paid in a timely manner for all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors, committees of directors, general meetings or separate meetings of the holders of any class of Shares of the Company or otherwise in connection with the discharge of their duties.

9.                            Binding Effect.  The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares.  The Company shall not permit the transfer of any of the Shares on its books or issue a new certificate representing any of the Shares unless and until the person to whom such Shares is to be transferred shall have executed a written agreement that is substantially in the

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form of this Agreement, or a Deed of Adherence, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Preferred Shareholder, as applicable, hereunder.

10.                     Covenants of the Company.  The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof.  Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Person(s) entitled to designate a director in order to protect the rights of the parties hereunder against impairment.

11.                     Specific Enforcement.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

12.                     Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

13.                     Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed:

a.                  if to an Existing Preferred Shareholder, at the Preferred Shareholder’s address, as shown on Exhibit A, Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto, or at such other address as the Preferred Shareholders shall have furnished to the Company in writing;

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b.                  if to the Series C Shareholder, at the Series C Shareholder’s address, as shown on Exhibit A-4 hereto, or at such other address as the Series C Shareholders shall have furnished to the Company in writing;

c.                   if to any other holder of any shares subject to this Agreement, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company; and

d.                  if to the Company, at the address of its principal corporate offices (attention: CEO), or at such other address as the Company shall have furnished to the Preferred Shareholders.

Where a notice is sent by mail, service of the notice shall be deemed to be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of three (3) Business Days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected at the expiration of three (3) Business Days following the day the same is sent as aforesaid.  Notwithstanding anything to the contrary in this Agreement, notices sent to Preferred Shareholders (and their permitted assigns) shall only be delivered by internationally recognized express courier service pursuant to this paragraph.

Where a notice is delivered by facsimile, electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery or successful transmission record being generated by the sender’s machine.

14.                     Term.  This Agreement shall terminate and be of no further force or effect on the date that is the earliest of: (a) the closing of the Qualified IPO, (b) the closing of a Sale Transaction, and (iii) the date upon which there are no longer any Preferred Shares outstanding; provided, however, that Sections 7 (Indemnification), 8 (Director Expenses), 14 (Term), 21 (Successors), 22 (Governing Law) and 23 (Entire Agreement) shall survive termination of this Agreement.  Notwithstanding anything in the foregoing to the contrary, termination of this Agreement shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant party prior to such termination.

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15.                     Manner of Voting.  The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.  A Preferred Shareholder shall be obligated to vote its Shares at a general meeting or special meeting only if such Preferred Shareholder receives notice of such general meeting or special meeting in accordance with the Amended Articles.

16.                     Aggregation.  All Shares of the Company held or acquired by Affiliates of a Preferred Shareholder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital shares.

17.                     Amendments and Waivers.  Neither this Agreement nor any term hereof, may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of (i) the Company, (ii) the holders of at least eighty-five percent (85%) of each of the then outstanding Existing Preferred Shares (voting together as a separate class) and (iii) the holders of at least seventy-five percent (75%) of the then outstanding Series C Shares; provided, however, that no such amendment or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein.  Any party hereto may waive any of its rights or the obligations of the Company hereunder without obtaining the consent of any other parties to this Agreement.  However, any amendments or waivers to rights of, or benefits to, SBCVC under this Agreement shall not be made without prior consent of SBCVC, and any amendments or waivers to rights of, or benefits to, the Series C Shareholder under this Agreement shall not be made without prior consent of the Series C Shareholder.  No consent shall be required from any holder of the Shares hereunder for a permitted transferee (as provided under the Members Agreement) to sign a counterpart signature page to this Agreement, provided that such permitted transferee shall duly execute a Deed of Adherence (in the same form and substance as set out in Schedule 1 hereto) confirming to the other parties hereto that it shall be bound by this Agreement as the transferor.

18.                     Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of

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any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law otherwise affording to any party, shall be cumulative and not alternative.

19.                     Share Splits, Share Dividends, etc.  All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any Recapitalization which may be made by the Company after the date hereof.  In the event of any issuance of any shares of capital stock or other securities of the Company issued on, or in exchange for, any of the Shares by reason of a Recapitalizations, such shares or securities shall be deemed to be Shares for purposes of this Agreement and shall be endorsed with the legend set forth above.

20.                     Severability.  If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

21.                     Successors.  Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators and executors.  No party hereto may delegate, assign or otherwise transfer any of its rights or obligations under this Agreement except in connection with the permitted transfer of securities in accordance with the terms hereof (it being understood that any such permitted transferee shall duly execute and deliver a Deed of Adherence confirming to the Company and the other parties hereto that it shall be bound by this Agreement as was the transferor).  Additionally, the Company may not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of all the Preferred Shareholders.

22.                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to principles of conflicts of laws. Each of the parties hereto irrevocably agrees that any Dispute shall be referred to and finally resolved by binding arbitration administered by the HKIAC in accordance with the Rules in force when the notice of arbitration is submitted in accordance with these Rules, which Rules are deemed to be incorporated by reference into this section and as may be amended by the rest of this section. The arbitration tribunal shall consist of three (3) arbitrators (the “Tribunal”).  The parties agree that the three arbitrators can be selected from outside the HKIAC’s panel(s) of arbitrators. The claimant and the respondent shall each designate one (1) arbitrator in accordance with the Rules. The HKIAC shall appoint the third and presiding arbitrator, who shall be qualified to practice Law in Hong Kong. The seat of the arbitration shall be Hong Kong.

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The language of the arbitration proceedings shall be English. Any award of the Tribunal shall be made in writing and shall be final, conclusive and binding on the parties to the arbitration from the day it is made.

23.                     Entire Agreement.  This Agreement and the documents referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and supersede any and all other prior written or oral agreements relating to the subject matter hereof existing between the parties hereto.  In the event of any inconsistency between this Agreement and the Amended Articles, this Agreement shall prevail as between the parties hereto, with the exception of the Company, and the parties will take all steps necessary to give effect to its terms.

24.                     Counterparts; Facsimiles.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“THE COMPANY”
GDS HOLDINGS LIMITED

By:	/s/ 黄伟
Print Name of
Authorized Signatory:	William Wei Huang (黄伟)

Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC FUND II, L.P.

By:	/s/ Ping Hua

Print Name of
Authorized Signatory:	Ping Hua
Title of
Authorized Signatory:	Managing Partner

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC FUND II-ANNEX, L.P.

By:	/s/ Ping Hua

Print Name of
Authorized Signatory:	Ping Hua
Title of
Authorized Signatory:	Managing Partner

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC COMPANY LIMITED

By:	/s/ Ping Hua

Print Name of
Authorized Signatory:	Ping Hua
Title of
Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC VENTURE CAPITAL
(软库博辰创业投资企业)

By:	/s/ Ping Hua

Print Name of
Authorized Signatory:	Ping Hua
Title of
Authorized Signatory:	Member of the Joint
Management Committee

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC FUND III L.P.

By:	/s/ Ping Hua
Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Managing Partner

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SEABRIGHT SOF (I) PAPER LIMITED

By:	/s/ Tang Chi Chun
Print Name of Authorized Signatory:	Tang Chi Chun
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
FOREBRIGHT MANAGEMENT LIMITED

By:	/s/ HE Ling
Print Name of Authorized Signatory:	HE Ling
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
MAXPOINT DEVELOPMENT LIMITED

By:	/s/ Changgen Wu
Print Name of Authorized Signatory:	Changgen Wu
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED VOTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
STT GDC PTE. LTD.

By:	/s/ Bruno Lopez
Print Name of Authorized Signatory:	Bruno Lopez
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED VOTING AGREEMENT

EXHIBIT A

Series A Shareholders

Name and Address of Series A Shareholder

SBCVC Fund II, L.P.

(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-17141)

Cricket Square, Hutchins Drive

P.O.Box 2681

Grand Cayman KYI-1111

CAYMAN ISLANDS

Attn: Peter Hua

Fax: (8621) 5240-0700

Email: peterhua@sbcvc.com

Seabright SOF(I) Paper Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1030636)

40/F., Far East Finance Centre, 16 Harcourt Road, Hong Kong

Attn: Ip Kun Wan, Kiril

Fax: +852 2520 5125

Email: Kiril.Ip@everbright165.com

Maxpoint Development Limited

(a company incorporated and existing under the laws of British Virgin Islands with registered number 1061834)

40th Floor Bank of China Tower 1 Garden Road

Hong Kong

Attn: CG.Wu

Fax: 852 2103 0808

Email: changgen.wu@morganstanley.com

Name and Address of Series A Shareholder

Forebright Management Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1019522)

Suite 3720, Jardine House, 1 Connaught Place,

Central, Hong Kong

Attn: Ip Kun Wan, Kiril

Fax: +852 2520 5125

Email: kiril.ip@forebrightcapital.com

EXHIBIT A-1

Series B Shareholders

Name and Address of Series B Shareholder

SBCVC Fund II-Annex, L.P.

(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-23170)

Codan Trust Company (Cayman) Limited

Cricket Square, Hutchins Drive

P.O.Box 2681

Grand Cayman KYI-1111

CAYMAN ISLANDS

Attn: Peter Hua

Fax: (8621) 5240-0700

Email: peterhua@sbcvc.com

EXHIBIT A-2

Schedule of Series A* Shareholders

Name and Address of Series A* Shareholder

SBCVC Company Limited

(a company incorporated and existing under the laws of Hong Kong with registered number 1144947)

Unit 12, 19th Floor

Tower B, Southmark

11 Yip Hing Street, Wong Chuk Hang

Hong Kong

Attn:                    Peter Hua

Fax:                       (8621) 5240-0366

Email:            peterhua@sbcvc.com

EXHIBIT A-3

Schedule of Series B1 Shareholders

Name and Address of Series B1 Shareholder

SBCVC Company Limited

(a company incorporated and existing under the laws of Hong Kong with registered number 1144947)

Unit 12, 19th Floor

Tower B, Southmark

11 Yip Hing Street, Wong Chuk Hang

Hong Kong

Attn:                    Peter Hua

Fax:                       (8621) 5240-0366

Email:            peterhua@sbcvc.com

SBCVC Venture Capital (软库博辰创业投资企业)

(a co-operative joint venture enterprise incorporated and existing under the laws of PRC with registered number 320594500004043)

15A-C

Hua Min Empire Plaza

728 Yan An Road (West)

Shanghai, 200050

China

Attn:                    Peter Hua

Fax:                       (8621) 5240-0366

Email:            peterhua@sbcvc.com

Schedule of Series B2 Shareholders

Name and Address of Series B2 Shareholder
SBCVC Company Limited
(a company incorporated and existing under the laws of Hong Kong with registered number 1144947)

Unit 12, 19th Floor
Tower B, Southmark
11 Yip Hing Street, Wong Chuk Hang
Hong Kong

Attn:	Peter Hua
Fax:	(8621) 5240-0366
Email:	peterhua@sbcvc.com

Schedule of Series B4 Shareholder

Name and Address of Series B4 Shareholder
SBCVC Fund III L.P.
(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-24546)

Cricket Square, Hutchins Drive
P.O.Box 2681
Grand Cayman KYI-1111
CAYMAN ISLANDS

Attn:	Peter Hua
Fax:	(8621) 5240-0366
Email:	peterhua@sbcvc.com

Schedule of Series B5 Shareholder

Name and Address of Series B5 Shareholder
SBCVC Fund III L.P.
(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-24546)

Cricket Square, Hutchins Drive
P.O.Box 2681
Grand Cayman KYI-1111
CAYMAN ISLANDS

Attn:	Peter Hua
Fax:	(8621) 5240-0366
Email:	peterhua@sbcvc.com

EXHIBIT A-4

Schedule of Series C Shareholder

Name and Address of Investor
STT GDC Pte. Ltd.
(a company incorporated and existing under the laws of the Republic of Singapore with registered number 201228542D)

1 Temasek Avenue
#33-01 Millenia Tower
Singapore 039192
Attn: Company Secretary
Fax: +65 6720 7220

EXHIBIT B

Form of Deed of Adherence

THIS DEED is made the      day of         20[ ] by [ ] of [ ] (the “New Party”) and is supplemental to Sixth Amended and Restated Voting Agreement of GDS Holdings Limited dated [•], 2016 made between GDS Holdings Limited (the “Company”), STT GDC Pte. Ltd. and the Existing Preferred Shareholders (as defined in the Voting Agreement) (such agreement as amended, restated or supplemented from time to time, the “Voting Agreement”).

WITNESSETH as follows:

The New Party confirms that it has been provided with a copy of the Voting Agreement and all amendments, restatements and supplements thereto and hereby covenants with each of the parties to the Voting Agreement from time to time to observe, perform and be bound by all the terms and conditions of the Voting Agreement which are capable of applying to the New Party to the intent and effect that the New Party shall be deemed as and with effect from the date hereof to be a party to the Voting Agreement.

The address and facsimile number at which notices are to be served on the New Party under the Voting Agreement and the person for whose attention notices are to be addressed are as follows:

[to insert the contact details]

Words and expressions defined in the Voting Agreement shall have the same meaning in this Deed.  This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

This Deed shall take effect as a deed poll for the benefit of the Company, and all holders of the preferred shares in the capital of the Company.

IN WITNESS whereof the New Party has executed this Deed the day and year first above written.

THE COMMON SEAL of [ ])

was hereunto affixed          )

in the presence of:               )

(Director)

(Director/Secretary)